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                                  EXHIBIT 23.1

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-67888 (dated August 17, 2001 on Form S-8) of Westborough Financial Services, Inc., of our report dated November 14, 2006, appearing in this Annual Report on Form 10-KSB/A of Westborough Financial Services, Inc. for the year ended September 30, 2006.

/s/  Wolf & Company, P.C.

Boston, Massachusetts
January 29, 2007